                                                                    EXHIBIT 10.1

===============================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of August 26, 1998,

                                  by and among

                     RARE HOSPITALITY INTERNATIONAL, INC.,

                                  as Borrower,

                        the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent,

                                      and

                                BANKBOSTON, N.A.
                                      and
                              FLEET NATIONAL BANK,
                                  as Co-Agents



===============================================================================

                               TABLE OF CONTENTS


ARTICLE I  DEFINITIONS.............................................................................................1
SECTION 1.1           Definitions..................................................................................1
SECTION 1.2           General.....................................................................................14
SECTION 1.3           Other Definitions and Provisions............................................................14


ARTICLE II  REVOLVING CREDIT/TERM FACILITY........................................................................14
SECTION 2.1           Revolving Credit Loans......................................................................14
SECTION 2.2           Swingline Loans.............................................................................15
SECTION 2.3           Procedure for Advances of Revolving Credit and Swingline Loans..............................16
SECTION 2.4           Repayment of Loans..........................................................................17
SECTION2.5            Notes.......................................................................................17
SECTION 2.6           Permanent Reduction of the Aggregate Commitment/Term-Out Amount.............................18
SECTION 2.7           Termination of Credit Facility; Term-Out of Loans...........................................19
SECTION 2.8           Increase in Aggregate Commitment............................................................19
SECTION 2.9           Use of Proceeds.............................................................................20


ARTICLE III  LETTER OF CREDIT FACILITY............................................................................20
SECTION 3.1           L/C Commitment..............................................................................20
SECTION 3.2           Procedure for Issuance of Letters of Credit.................................................21
SECTION 3.3           Commissions and Other Charges...............................................................21
SECTION 3.4           L/C Participations..........................................................................22
SECTION 3.5           Reimbursement Obligation of the Borrower....................................................23
SECTION 3.6           Obligations Absolute........................................................................23
SECTION 3.7           Existing Letters of Credit..................................................................23
SECTION 3.8           Effect of Application.......................................................................24


ARTICLE IV  GENERAL LOAN PROVISIONS...............................................................................24
SECTION 4.1           Interest....................................................................................24
SECTION 4.2           Notice and Manner of Conversion or Continuation of Loans....................................27
SECTION 4.3           Fees........................................................................................28
SECTION 4.4           Manner of Payment...........................................................................28
SECTION 4.5           Crediting of Payments and Proceeds..........................................................29
SECTION 4.6           Adjustments.................................................................................29
SECTION 4.7           Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                      Administrative Agent........................................................................30
SECTION 4.8           Changed Circumstances.......................................................................30
SECTION 4.9           Indemnity...................................................................................32
SECTION 4.10          Capital Requirements........................................................................33
SECTION 4.11          Taxes.......................................................................................33
SECTION 4.12          Affected Lenders............................................................................35
SECTION 4.13          Security....................................................................................35

ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING...........................................................35
SECTION 5.1           Closing.....................................................................................35
SECTION 5.2           Conditions to Closing, Initial Loans and Letters of Credit..................................36
SECTION 5.3           Conditions to All Loans and Letters of Credit...............................................39


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER........................................................39
SECTION 6.1           Representations and Warranties..............................................................39
SECTION 6.2           Survival of Representations and Warranties, Etc.............................................46


ARTICLE VII  FINANCIAL INFORMATION AND NOTICES....................................................................47
SECTION 7.1           Financial Statements and Projections........................................................47
SECTION 7.2           Officer's Compliance Certificate............................................................48
SECTION 7.3           Other Reports...............................................................................48
SECTION 7.4           Notice of Litigation and Other Matters......................................................48
SECTION 7.5           Accuracy of Information.....................................................................49


ARTICLE VIII  AFFIRMATIVE COVENANTS...............................................................................50
SECTION 8.1           Preservation of Corporate Existence and Related Matters.....................................50
SECTION 8.2           Maintenance of Property.....................................................................50
SECTION 8.3           Insurance...................................................................................50
SECTION 8.4           Accounting Methods and Financial Records....................................................50
SECTION 8.5           Payment and Performance of Obligations......................................................50
SECTION 8.6           Compliance With Laws and Approvals..........................................................51
SECTION 8.7           Environmental Laws..........................................................................51
SECTION 8.8           Compliance with ERISA.......................................................................51
SECTION 8.9           Compliance With Agreements..................................................................51
SECTION 8.10          Conduct of Business.........................................................................52
SECTION 8.11          Visits and Inspections......................................................................52
SECTION 8.12          Additional Subsidiaries.....................................................................52
SECTION 8.13          Year 2000 Compatibility.....................................................................52
SECTION 8.14          Further Assurances..........................................................................52


ARTICLE IX  FINANCIAL COVENANTS...................................................................................53
SECTION 9.1           Leverage Ratio..............................................................................53
SECTION 9.2           Minimum Net Worth...........................................................................53
SECTION 9.3           Fixed Charges Coverage Ratio................................................................53
SECTION 9.4           Capital Expenditures........................................................................54
SECTION 9.5           Minimum Adjusted EBITDA.....................................................................54


ARTICLE X  NEGATIVE COVENANTS.....................................................................................54
SECTION 10.1          Limitations on Debt.........................................................................55
SECTION 10.2          Limitations on Contingent Obligations.......................................................55
SECTION 10.3          Limitations on Liens........................................................................56
SECTION 10.4          Limitations on Loans, Advances, Investments and Acquisitions................................57
SECTION 10.5          Limitations on Mergers and Liquidation......................................................58

SECTION 10.6          Limitations on Sale of Assets...............................................................58
SECTION 10.7          Limitations on Dividends and Distributions..................................................59
SECTION 10.8          Transactions with Affiliates................................................................59
SECTION 10.9          Certain Accounting Changes..................................................................60
SECTION 10.10         Amendments; Payments and Prepayments of Subordinated Debt...................................60
SECTION 10.11         Restrictive Agreements......................................................................60


ARTICLE XI  DEFAULT AND REMEDIES..................................................................................60
SECTION 11.1          Events of Default...........................................................................60
SECTION 11.2          Remedies....................................................................................62
SECTION 11.3          Rights and Remedies Cumulative; Non-Waiver; etc.............................................63


ARTICLE XII  THE ADMINISTRATIVE AGENT.............................................................................63
SECTION 12.1          Appointment.................................................................................63
SECTION 12.2          Delegation of Duties........................................................................64
SECTION 12.3          Exculpatory Provisions......................................................................64
SECTION 12.4          Reliance by the Administrative Agent........................................................64
SECTION 12.5          Notice of Default...........................................................................65
SECTION 12.6          Non-Reliance on the Administrative Agent and Other Lenders..................................65
SECTION 12.7          Indemnification.............................................................................65
SECTION 12.8          The Administrative Agent in Its Individual Capacity.........................................66
SECTION 12.9          Resignation of the Administrative Agent; Successor Administrative Agent.....................66


ARTICLE XIII  MISCELLANEOUS.......................................................................................67
SECTION 13.1          Notices.....................................................................................67
SECTION 13.2          Expenses; Indemnity.........................................................................68
SECTION 13.3          Set-off.....................................................................................69
SECTION 13.4          Governing Law...............................................................................69
SECTION 13.5          Consent to Jurisdiction.....................................................................69
SECTION 13.6          Binding Arbitration; Waiver of Jury Trial...................................................70
SECTION 13.7          Reversal of Payments........................................................................71
SECTION 13.8          Punitive Damages............................................................................71
SECTION 13.9          Accounting Matters..........................................................................71
SECTION 13.10         Successors and Assigns; Participations......................................................71
SECTION 13.11         Amendments, Waivers and Consents............................................................74
SECTION 13.12         Performance of Duties.......................................................................75
SECTION 13.13         All Powers Coupled with Interest............................................................75
SECTION 13.14         Survival of Indemnities.....................................................................75
SECTION 13.15         Titles and Captions.........................................................................75
SECTION 13.16         Severability of Provisions..................................................................75
SECTION 13.17         Counterparts................................................................................75
SECTION 13.18         Term of Agreement...........................................................................75

EXHIBITS
--------

Exhibit A-1                -        Form of Revolving Credit Note
Exhibit A-2                -        Form of Swingline Note
Exhibit B                  -        Form of Notice of Borrowing
Exhibit C                  -        Form of Notice of Account Designation
Exhibit D                  -        Form of Notice of Prepayment
Exhibit E                  -        Form of Notice of Conversion/Continuation
Exhibit F                  -        Form of Officer's Compliance Certificate
Exhibit G                  -        Form of Assignment and Acceptance
Exhibit H                  -        Form of Store Performance Summary


SCHEDULES
---------

Schedule 1                 -        Lenders and Commitments
Schedule 1.2               -        Existing Letters of Credit
Schedule 1.3               -        Pledged Entities
Schedule 6.1(a)            -        Jurisdictions of Organization and Qualification; Subsidiaries and
                                    Capitalization
Schedule 6.1(g)            -        Intellectual Property Matters
Schedule 6.1(i)            -        ERISA Plans
Schedule 6.1(l)            -        Material Contracts
Schedule 6.1(t)            -        Debt and Contingent Obligations
Schedule 6.1(u)            -        Litigation
Schedule 10.1              -        Existing Debt
Schedule 10.2              -        Contingent Obligations
Schedule 10.3              -        Existing Liens
Schedule 10.4              -        Existing Loans, Advances and Investments

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 26th day of August, 1998, by and among RARE HOSPITALITY INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the "Borrower"), the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders and BANKBOSTON, N.A. and FLEET NATIONAL BANK, as Co-Agents.

                              STATEMENT OF PURPOSE

         Pursuant to the Credit Agreement dated as of December 18, 1996 by and among the Borrower and certain of its Subsidiaries, as borrowers, the lenders party thereto and the Administrative Agent, as agent (as amended, the "Existing Facility"), the lenders thereunder agreed to extend certain loans to the borrowers thereunder.

         The Borrower has requested, and the Lenders have agreed, to amend and restate the Existing Facility in its entirety and to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Facility is amended and restated in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Adjusted EBITDA" means, with respect to the Borrower and its Subsidiaries for any period, EBITDA, adjusted on terms and conditions satisfactory to the Administrative Agent, to account for any restaurants sold by the Borrower or any of its Subsidiaries pursuant to Section 10.6 (f) during such period.

         "Adjusted Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Consolidated Funded Debt as of such date excluding therefrom the initial $10,000,000 of obligations incurred in connection with Capital Leases of real property associated with The Capital Grille restaurants entered into after the Closing Date to (b) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         "Adjustment Date" shall have the meaning assigned thereto in Section
4.1.

         "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million Dollars ($100,000,000).

         "Agreement" means this Amended and Restated Credit Agreement, as amended, amended and restated, modified or supplemented from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations, and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.10.

         "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

         "Available Amount" means the amount equal to the lesser of (a) the Aggregate Commitment and (b) an amount equal to (i) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters most recently ended multiplied by three (3) minus (ii) all Funded Debt of the Borrower and its Subsidiaries excluding Subordinated Debt and Debt hereunder.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrower" means Rare Hospitality International, Inc., a Georgia corporation, in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 hereto, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such

Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or
(b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. Contingent Obligations shall be valued at the full amount of the underlying Debt guaranteed.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

         "Debt" means, with respect to any Person and its Subsidiaries at any date, the sum, without duplication, of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than 90 days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person; provided, that such obligation has vested and (h) all termination payments which would be due and payable by any such Person pursuant to Hedging Agreements.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, with respect to the Borrower and its Subsidiaries for any period, the sum of (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in the determination of Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets), (iv) pre-opening costs required to be expensed for fiscal years beginning after December 15, 1998 in accordance with FASB regulations (Pre-Opening Costs) (including, without limitation, the one time write-off of previously capitalized pre-opening costs not to exceed $2,500,000) and (v) with respect to the fiscal quarters ending June 28, 1998 and September 27, 1998, a charge which relates to FASB 121 equal to $18,040,776 less (c) any items of gain (or plus any non-cash items of loss) which were included in determining Net Income and were not realized in the ordinary course of business, all determined for such period on a Consolidated basis in accordance with GAAP.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (such consent not to be unreasonably withheld or delayed).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Requirements" means, for any day and with respect to any Lender, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the actual reserve requirement (including without limitation any basic, supplemental or emergency reserves) for such Lender in respect of Eurocurrency liabilities as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined).

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Existing Facility" shall have the meaning assigned thereto in the Statement of Purpose.

         "Existing Letters of Credit" means each letter of credit described on
Schedule 1.2.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the Swingline Loans then outstanding.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries, ending on the last Sunday of December.

         "Fixed Charges" means, with respect to the Borrower and its Subsidiaries for any period, the sum of the following: (a) Interest Expense,
(b) Rental Expense and (c) scheduled principal payments with regard to Funded Debt which matures (or the maturity of which may, at the option of the Borrower, be extended so that it matures) more than one year after such date of calculation, all determined for such period on a Consolidated basis in accordance with GAAP.

         "Funded Debt" means, with respect to the Borrower and its Subsidiaries at any date, the sum, without duplication, of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of any such Person as lessee under Capital Leases, (c) all Funded Debt of any other Person secured by a Lien on any asset of such Person, (d) all Contingent Obligations of any such Person in respect of Funded Debt, (e) all unreimbursed drawings under letters of credit, including without limitation any Reimbursement Obligation, (f) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person; provided, that such obligation has vested and (g) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition agreements), except trade payables arising in the ordinary course of business not more than 90 days past due.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" means Bugaboo Creek Steak House, Inc. and any other Person which, after the Closing Date, becomes a party to the Guaranty Agreement by executing and delivering a joinder agreement in the form attached to the Guaranty Agreement.

         "Guaranty Agreement" means the Unconditional Guaranty Agreement of even date executed by the Guarantors in favor of the Administrative Agent, for the benefit of itself and the Lenders.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or
(f) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including without limitation, interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements) of the Borrower and its Subsidiaries less interest income of the Borrower and its Subsidiaries, whether paid in cash or accrued as a liability (excluding pay-in-kind interest on junior securities), all determined for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C Commitment" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Available Amount.

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto (unless such Lender assigns its entire right and interest hereunder pursuant to Section 13.10) and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "Leverage Ratio" means the ratio calculated pursuant to Section 9.1 hereof.

         "LIBOR Rate" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Revolving Credit Loan.

         "LIBOR Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loans" means the collective reference to the Revolving Credit Loans and the Swingline Loans and "Loan" means any of such Loans.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Pledge Agreement, the Applications, any Hedging Agreement between the Borrower and any Lender permitted pursuant to Section 10.1(b), and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Material Adverse Effect" means a material adverse effect on (a) the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (b) the ability of the Borrower or any Subsidiary thereof party to a Loan Document to perform its obligations under the Loan Documents to which it is a party.

         "Material Contract" means any contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Material Subsidiary" means, as of the end of any fiscal quarter, any Wholly-Owned Subsidiary of the Borrower whose (a) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date (the "Measurement Period") exceeds 10% of the Adjusted EBITDA of the Borrower and its Subsidiaries for such Measurement Period or (b) revenues for the Measurement Period exceeds 10% of the revenues of the Borrower and its Subsidiaries for such Measurement Period.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes reasonably estimated in good faith to be payable by the Borrower or any of its Subsidiaries in connection with such sale or disposition and other taxes thereon to the extent such other taxes are actually paid by the Borrower or any such Subsidiary, (ii) all legal fees, title and recording tax expenses, commissions and other fees and expenses incurred by the Borrower or any of its Subsidiaries in connection with such sale or disposition and (iii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Funded Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by the Borrower or any of its Subsidiaries in connection with such offering or issuance and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable less the sum of all
(i) all out-of-pocket legal fees, title and recording tax expenses incurred by the Borrower or any of its Subsidiaries in connection with such claim or condemnation proceeding and (ii) the principal amount of, premium, if any, and interest on any Debt, which is required to be repaid as a result of such condemnation proceeding.

         "Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss) the income (or loss) of any Person (other than a Wholly-Owned Subsidiary of such Person) in which such Person has an ownership interest unless constructively or actually received by such Person in a cash distribution.

         "Net Worth" means, with respect to the Borrower at any date, the stockholders' equity (including capital stock, additional paid in capital and retained earnings, after deducting treasury stock) of the Borrower on such date determined in accordance with GAAP.

         "Non-Controlled Joint Venture" shall have the meaning assigned thereto in Section 9.4.

         "Notes" means the collective reference to the Revolving Credit Notes and Swingline Notes and "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.3(b).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.4(c).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement permitted pursuant to Section 10.1 to which a Lender is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money, but only to the extent owing under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Pledge Agreement" means the Pledge Agreement of even date executed by the Borrower in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging 100% of its ownership interest in the entities listed on Schedule 1.3 hereto.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Register" shall have the meaning assigned thereto in Section
13.10(d).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Rental Expense" means, with respect to the Borrower and its Subsidiaries for any period, all rental expenses with respect to operating leases of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

         "Required Lenders" means, (a)(i) at any date prior to the occurrence and continuance of an Event of Default, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Revolving Credit Notes or (ii) at any date after the occurrence and continuance of an Event of Default, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or (b) if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Responsible Officer" means any of the following: the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

         "Revolving Credit Notes" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

         "Revolving Credit Period" means the period commencing with the Closing Date and continuing through but excluding the Revolving Credit Termination Date.

         "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.7(a).

         "SEC" means the Securities and Exchange Commission.

         "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(t) hereof designated as Subordinated Debt and any other Debt of the Borrower or any of its Subsidiaries subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

         "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Swingline Commitment" means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Available Amount.

         "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

         "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Swingline Loans, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Swingline Termination Date" means the first to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section
12.9 and (b) the Revolving Credit Termination Date.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Term-Out Amount" shall have the meaning assigned thereto in Section 2.7(b).

         "Term-Out Maturity Date" means September 30, 2003.

         "Term-Out Period" means the period commencing on the Revolving Credit Termination Date and continuing through and including the Term-Out Maturity Date.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended, restated or otherwise modified.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                         REVOLVING CREDIT/TERM FACILITY

         SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Available Amount less the sum of all outstanding Swingline Loans and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's Available Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

         SECTION 2.2 Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Available Amount less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

         (b) Refunding.

                  (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                  (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. The Administrative Agent shall promptly notify the Borrower of any such charge; provided, that the failure of the Administrative Agent to so notify the Borrower shall not result in any liability to the Administrative Agent or affect its right to charge such account. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 11.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3 Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice (or telephonic notice, confirmed in writing), such written notice or written confirmation to be in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 p.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principle amount of $100,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 p.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

         SECTION 2.4 Repayment of Loans.

         (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Termination Date, or, if the election is made pursuant to
Section 2.7, on the Term-Out Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Available Amount, the Borrower shall, immediately upon notice from the Administrative Agent, repay to the Administrative Agent for the account of the Lenders, the amount of such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent for the benefit of the Lenders (such cash collateral to be applied in accordance with Section 11.2(b)). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans and Swingline Loans, in the form attached hereto as Exhibit D (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.5 Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
Section 4.1.

         (b) Swingline Notes. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.6 Permanent Reduction of the Aggregate Commitment/Term-Out Amount.

         (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Aggregate Commitment or Term-Out Amount at any time or
(ii) portions of the Aggregate Commitment or Term-Out Amount, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Mandatory Permanent Reduction. The Aggregate Commitment or Term-Out Amount shall be permanently reduced by the following amounts: (i) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any issuance of Funded Debt (other than Funded Debt permitted pursuant to Section 10.1), (ii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with any sale of assets (including its equity ownership in any Person) not permitted pursuant to Section 10.6 (a) through (e) unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are reinvested in similar assets (or otherwise in a manner acceptable to the Administrative Agent, in its sole discretion) within 180 days after receipt of such Net Cash Proceeds; provided, that this clause (ii) shall not apply with respect to up to $5,000,000 of the aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries prior to the Revolving Credit Termination Date, (iii) 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries under any policy of insurance of such Person or in connection with any condemnation proceeding involving property of such Person, unless, so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds are utilized by the Borrower or such Subsidiary within one hundred eighty (180) days of receipt of such Net Cash Proceeds to replace or repair any of its assets damaged in connection with the related claim or proceeding and (iv) during the Term-Out Period only, 50% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any offering of equity securities.

         (c) Each permanent reduction permitted or required pursuant to this
Section 2.6 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment or Term-Out Amount as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Any reduction of the Aggregate Commitment or Term-Out Amount to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment or Term-Out Amount requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.7 Termination of Credit Facility; Term-Out of Loans. (a) The Credit Facility shall terminate on the earliest of (i) October 1, 2001, (ii) the date of permanent reduction of the Aggregate Commitment in whole pursuant to Section 2.6 and (iii) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         (b) Upon the date set forth in Section 2.7(a)(i) above, so long as each condition set forth in Section 5.3 hereof has been satisfied as of such date, the Borrower may elect to term out the aggregate principal balance of Revolving Credit Loans then outstanding (the "Term-Out Amount"). If the Borrower so elects, the Term-Out Amount shall be payable in eight (8) equal consecutive quarterly principal installments, commencing on December 31, 2001 and continuing on the last Business Day of each calendar quarter thereafter and on the Term-Out Maturity Date. On the Term-Out Maturity Date, all outstanding principal of the Term-Out Amount, together with all accrued but unpaid interest thereon, shall be due and payable in full.

         SECTION 2.8 Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, at any time prior to the Revolving Credit Termination Date, the Borrower shall have the right from time to time upon not less than thirty (30) days prior written notice to the Administrative Agent to increase the Aggregate Commitment; provided, that (a) no increase in the Aggregate Commitment shall be permitted hereunder unless each of the Lenders shall have approved such increase, (b) in no event shall the Aggregate Commitment be increased to an amount greater than $150,000,000 and (c) after giving effect to such increase in the Aggregate Commitment, no Lender shall have a Commitment Percentage greater than 30%; provided, further, that:

                  (i) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrower, the Administrative Agent and those Lender(s) whose Commitment(s) is or are being increased to reflect the revised Commitment amounts of each of the Lenders, (ii) the Administrative Agent will deliver an updated Schedule 1 to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amount and Commitment Percentage of each of the Lenders,

(iii) the outstanding Revolving Credit Loans, Commitment Percentages of Swingline Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and (iv) the Borrower will deliver new Revolving Credit Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment amount of such Lender(s); and

                  (ii) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under the Agreement shall be accomplished as follows: (i) such new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrower, the Administrative Agent and by the party becoming an additional Lender hereunder to reflect the addition of such party as a Lender hereunder,
(iii) the Administrative Agent will deliver an updated Schedule 1 to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders, (iv) the outstanding Revolving Credit Loans, Commitment Percentages of Swingline Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and (v) the Borrower will deliver a Revolving Credit Note to such party.

         SECTION 2.9 Use of Proceeds. The Borrower shall use the proceeds of the Extensions of Credit (a) to finance the acquisition of Capital Assets and investments in joint ventures permitted hereunder and (b) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement.


                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $500,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, (iii) expire no later than one (1) year from the date of issuance thereof; provided, that in no case shall such expiration date be later than five (5) Business Days prior to the Revolving Credit Termination Date and (iv) be subject to the laws of the State of North Carolina and, to the extent not inconsistent therewith, the Uniform Customs. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly but no later than five (5) Business Days from the date of its receipt of the Application therefor, issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. If requested by the Borrower, the Issuing Lender shall furnish to the Borrower a draft of any Letter of Credit prior to its issuance. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3 Commissions and Other Charges.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the Applicable Margin with respect to LIBOR Rate Loans during the Revolving Credit Period (on a per annum basis) on the face amount of each such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

         (b) In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender an issuance fee of 0.10% on the face amount of each Letter of Credit. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter after the date of issuance thereof and on the Revolving Credit Termination Date.

         (c) In addition to the foregoing commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit; provided, that from time to time, as requested by the Borrower, the Administrative Agent will provide the Borrower with information pertaining to the amount of such costs and expenses.

         (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         SECTION 3.4 L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6 Obligations Absolute. The Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and, to the extent not inconsistent therewith, the Uniform Customs shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Existing Letters of Credit. As of the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and subject to the terms and conditions of this Agreement and each of the L/C Participants shall be deemed to have purchased an interest in such Existing Letters of Credit pursuant to the terms and conditions set forth in Section 3.4 hereof.

         SECTION 3.8 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply. Not in limitation of the foregoing, any provision contained in any Application or other certificate, document or other paper provided by the Borrower in connection with an Application (collectively, the "Application Documents") which purports to convey to the Issuing Bank or any of its affiliates a Lien as security for any obligations of the Borrower in connection therewith shall be void and of no force and effect. Further, notwithstanding any provision of an Application Document specifying events of default, an event of default shall be deemed to have occurred under an Application Document only upon the occurrence of an Event of Default. Accordingly, any provision contained in any of the Application Documents providing for or specifying events of default shall be of no force and effect.


                                   ARTICLE IV

                            GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, the aggregate principal balance of (i) the Revolving Credit Loans or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth in Section 4.1(c); provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date; provided, that if the Borrower elects to term out the Loans pursuant to Section 2.7(b), Interest Periods with respect to the Term-Out Amount may be extended beyond the Revolving Credit Termination Date, so long as such Interest Periods shall not extend beyond the Term-Out Maturity Date; and

                  (v) there shall be no more than eight (8) Interest Periods outstanding at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall:

                  (i) for the period commencing on the Closing Date and ending on the date immediately preceding the initial Adjustment Date (as hereinafter defined), be 1.625% with respect to LIBOR Rate Loans and 0.375% with respect to Base Rate Loans and Swingline Loans;

                  (ii) upon the initial Adjustment Date and at all times thereafter, be determined by reference to the Adjusted Leverage Ratio in accordance with the following charts:

                  Adjusted
                  Leverage                                             Applicable Margin Per Annum
Level             Ratio                                               During Revolving Credit Period
-----             -----                                             LIBOR Rate              Base Rate
                                                                    ---------------------------------
1                 Greater than or equal to 3.0 to 1.00                 2.000%               0.750%

2                 Less than 3.0 to 1.0 but greater than
                  or equal to 2.50 to 1.0                              1.875%               0.625%

3                 Less than 2.5 to 1.0 but greater than
                  or equal to 2.0 to 1.0                               1.750%               0.500%

4                 Less than 2.0 to 1.0 but greater than
                  or equal to 1.50 to 1.0                              1.625%               0.375%

5                 Less than 1.50 to 1.0 but greater than
                  or equal to 1.0 to 1.0                               1.500%               0.250%

6                 Less than 1.0 to 1.0                                 1.250%               0.000%

                  Adjusted
                  Leverage                                             Applicable Margin Per Annum
Level             Ratio                                                  During Term-Out Period
-----             -----                                             LIBOR Rate               Base Rate
                                                                    ----------------------------------
1                 Greater than or equal to 3.0 to 1.00                 2.500%               1.250%

2                 Less than 3.0 to 1.0 but greater than
                  or equal to 2.50 to 1.0                              2.375%               1.125%

3                 Less than 2.5 to 1.0 but greater than
                  or equal to 2.0 to 1.0                               2.250%               1.000%

4                 Less than 2.0 to 1.0 but greater than
                  or equal to 1.50 to 1.0                              2.125%               0.875%

5                 Less than 1.50 to 1.0 but greater than
                  or equal to 1.0 to 1.0                               2.000%               0.750%

6                 Less than 1.0 to 1.0                                 1.750%               0.500%

         Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day (the "Adjustment Date") after receipt by the Administrative Agent of financial statements for the Borrower and its Subsidiaries delivered under Section 7.1(a) or (b), as applicable, and the accompanying Officer's Compliance Certificate setting forth the Adjusted Leverage Ratio of the Borrower and its Subsidiaries as of the most recent fiscal quarter end. The Administrative Agent agrees to give the Borrower and the Lenders notice of any adjustment in the Applicable Margin within two
(2) Business Days of such adjustment; provided, that the Administrative Agent's failure to give such notice shall not result in any liability to the Administrative Agent or in any way affect the validity of any such adjustment. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.1(a) and 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate unless at such time the outstanding principal balance of the Loans are bearing interest at the "default rate" set forth in Section 4.1(d) below in which case the Applicable Margin shall not be increased pursuant to this sentence.

         (d) Default Rate. Subject to Section 11.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and Swingline Loans, as applicable. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan and Swingline Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1998; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in an aggregate principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in an aggregate principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3 Fees.

         (a) Commitment Fee. Commencing on the Closing Date and continuing through but excluding the Revolving Termination Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the rate set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Aggregate Commitment; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Aggregate Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the Revolving Credit Period commencing September 30, 1998, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages. The Commitment Fee Rate provided for above shall equal the percentage set forth below corresponding to the Level at which the Applicable Margin is determined in accordance with section 4.1(c). Any change in the applicable Level at which Applicable Margin is determined shall result in a corresponding and simultaneous change in the Commitment Fee Rate.


                  Level                              Commitment Fee Rate
                  -----                              -------------------
                  1                                  0.500%

                  2                                  0.425%

                  3                                  0.375%

                  4                                  0.350%

                  5                                  0.325%

                  6                                  0.300%

         (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated July 9, 1998.

         SECTION 4.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement, any Note or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Revolving Credit Notes and Reimbursement Obligation and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent shall reasonably determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist (which the Administrative Agent agrees to do; provided, that the Administrative Agent shall have no liability for any failure to do so), the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist (which the Administrative Agent agrees to do; provided, that the Administrative Agent shall have no liability for any failure to do so), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan or continue any Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of or additional taxes imposed on or measured by the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any such reserve included in the definition of Eurodollar Reserve Requirements), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Each Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of any Lender to give such notice shall not result in any liability to such Lender or release the Borrower from any of its obligations hereunder. A Lender shall only be entitled to compensation under any of the preceding subsections of this Section for events occurring during the 120-day period ending on the date the Borrower receives the notice described in the immediately preceding sentence. Such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section, which certificate shall be prima facie evidence of the matters stated therein. Determinations by any Lender of the effect of any of the events described in this subsection shall be made on a reasonable basis and in good faith, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

         (d) Eurodollar Reserve Requirements. In the event that any Lender shall determine at any time that by reason of Regulation D, such Lender is required to maintain Eurodollar Reserve Requirements during any period that it has any LIBOR Rate Loans outstanding, then such Lender shall promptly notify the Borrower by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts reasonably determined by the Lender to be required to indemnify such Lender against the cost of maintaining such Eurodollar Reserve Requirements (such written notice to provide a computation of such additional amounts) and the Borrower shall directly pay to such Lender such specified amounts as additional interest.

         SECTION 4.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor other than as a result of Section 4.8(c)(ii). Any Lender requesting indemnification under this Section shall furnish to the Borrower a certificate setting forth the basis and amount of such request, which certificate shall be prima facie evidence of the matters stated therein. Determinations by any Lender of the amount of any claim for indemnification under this Section shall be made on a reasonable basis and in good faith, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

         SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. Any Lender requesting compensation under this Section shall furnish to the Borrower a certificate setting forth the basis and amount of such request, which certificate shall be prima facie evidence of the matters stated therein. Determinations by any Lender of the amount of any claim for compensation under this Section shall be made on a reasonable basis and in good faith.

         SECTION 4.11 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the United States of America, any political subdivision thereof, the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the

Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         (g) Change of Lending Office, etc. Any Lender claiming additional amounts payable pursuant to this Section 4.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be disadvantageous to such Lender.

         (h) Tax Credits. In the event that an additional payment is made under
Section 4.11(a) or (c) for the account of any Lender and such Lender receives or is granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as is attributable to such deduction or withholding as will leave such Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

         SECTION 4.12 Affected Lenders. If any Lender requests compensation pursuant to Section 4.8(c), 4.8(d), 4.10 or 4.11, or the obligation of the Lenders to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.8(a) or (b) due to an event affecting any Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (a) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment to another financial institution subject to and in accordance with the provisions of Section 13.10(b) (it being understood that such Affected Lender shall have no obligation to find a replacement lender) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees and any other amounts owing to the Affected Lender hereunder, or (b) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees and any other amounts owing to the Affected Lender hereunder, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents and the Aggregate Commitment shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Commitment. The Administrative Agent shall cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Administrative Agent be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense (including with respect to the assignment fee required pursuant to Section 13.10(b)(v)), and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.

         SECTION 4.13 Security. The Obligations of the Borrower shall be guaranteed as provided in the Guaranty Agreement and secured as provided in the Pledge Agreement.


                                   ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North

Carolina 28202 at 10:00 a.m. on August 26, 1998, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2 Conditions to Closing, Initial Loans and Letters of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes, the Swingline Note, the Guaranty Agreement and the Pledge Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

                  (i) Officers's Certificate of the Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                  (ii) Certificate of Secretary of the Borrower and each Guarantor. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower or such Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower or such Guarantor as in effect on the date of such certifications,
(C) resolutions duly adopted by the Board of Directors of the Borrower or such Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

                  (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower and each Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Borrower or such Guarantor is qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrower and Guarantors addressed to the Administrative

Agent and the Lenders with respect to the Borrower, the Guarantors, the Loan Documents and such other matters as the Lenders shall reasonably request.

                  (v) Tax Forms. The Administrative Agent shall have received on behalf of the Borrower the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c) Collateral.

                  (i) Filings and Recordings. Allfilings and recordations that are necessary to perfect the security interests of the Administrative Agent for the benefit of the Lenders in the collateral described in the Pledge Agreement shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.

                  (ii) Pledged Collateral. The Administrative Agent shall have received original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

         (d) Consents; Defaults.

                  (i) Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents, if any are required, of any Person, any shareholder of the Borrower and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Borrower and its Subsidiaries shall have been obtained and remain in full force and effect.

                  (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iv) No Material Adverse Change. Since December 28, 1997, there shall not have occurred any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

                  (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (e) Financial Matters.

                  (i) Financial Statements. The Administrative Agent shall have received recent annual and interim financial statements and other financial information with respect to the Borrower and its Subsidiaries prepared in accordance with GAAP. Without limitation of the foregoing, the Administrative Agent and each Lender shall have received audited financial statements for the Fiscal Year ended December 28, 1997 and unaudited financial statements for the six month period ending June 28, 1998.

                  (ii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are Solvent, (B) the payables of the Borrower and each Guarantor are current and not more than ninety (90) days past due the invoice date, (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the Closing Date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof, (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 4.1(c).

                  (iii) Payment at Closing. The Borrower shall have paid the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (f) Miscellaneous.

                  (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with
Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on and after the Closing Date are to be disbursed.

                  (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) Existing Facility. On the Closing Date, all revolving credit loans under the Existing Facility (the "Existing Revolving Credit Loans") shall be deemed Revolving Credit Loans hereunder and such Revolving Credit Loans shall be reallocated to each Lender according to the Commitment Percentage of such Lender hereunder, (ii) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Revolving Credit Loans to but excluding the Closing Date, (iii) there shall have been paid in cash in full all accrued but unpaid fees due under the Existing Facility to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the lenders and/or the agent under the Existing Facility and (iv) all outstanding revolving credit notes issued by the borrowers to the lenders under the Existing Facility shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such revolving credit notes to the Borrower.

                  (iv) Due Diligence and Other Documents. The Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent may reasonably request, certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

         SECTION 5.3 Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Loans and the Issuing Lender to issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 6.1(a). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value (or in the case of Subsidiaries which are not corporations, comparable information regarding equity interests therein) described on Schedule 6.1(a). All outstanding shares or other equity interests have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable. The holders of the capital stock or other equity interests of the Subsidiaries of the Borrower as of the Closing Date, are and the amount of capital stock or other equity interest owned by each as of the Closing Date is described on Schedule 6.1(a). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other equity interest of the Borrower or its Subsidiaries, except as described on Schedule 6.1(a).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Except as disclosed to the Administrative Agent and the Lenders in writing on or prior to the Closing Date, each of the Borrower and its Subsidiaries has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except any nonpayment permitted under Section
8.5. No Governmental Authority has asserted any Lien or other material claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

         (g) Intellectual Property Matters. Except for matters existing on the Closing Date and set forth on Schedule 6.1(g), each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, except for matters existing on the Closing Date and set forth on Schedule 6.1(g), neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which could reasonably be expected to have a Material Adverse Effect.

         (h) Environmental Matters. Except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,

                  (i) The properties of the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

                  (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination by Hazardous Materials at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                  (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any applicable Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to such properties or such operations; and

                  (vi) There has been no release, or to the best knowledge of the Borrower and its Subsidiaries , the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws.

         (i) ERISA. Except for matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

                  (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, (A) any Pension Plans or Multiemployer Plans or (B) any Employee Benefit Plans intended to comply with Section 401(a) of the Code other than those identified on Schedule 6.1(i);

                  (ii) the Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a)
of the Code either (x) has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan or (y) shall be submitted (within the applicable remedial amendment period, as described in Section 401(b) of the Internal Revenue Code) to the Internal Revenue Service for determination that it is so qualified, and each trust related to such plan shall also be timely submitted to the Internal Revenue Service for a determination that it is exempt under Section 501(a) of the Internal Revenue Code, and any necessary amendments required by the Internal Revenue Service in connection with any such submissions shall be made in a timely manner;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrower nor any ERISA Affiliate has, (A) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
(B) failed to make a required contribution or payment to a Multiemployer Plan, or (C) failed to make a required installment or other required payment under
Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur;

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or (B) Pension Plan maintained by the Borrower; and

                  (vii) The Borrower has not engaged in a nonexempt prohibited transaction described in ERISA Section 406 or Code Section 4975 of the Code.

         (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l) or any other Schedule hereto.

         (m) Employee Relations. Each of the Borrower and its Subsidiaries has an adequate work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         (n) Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. The (i) audited Consolidated balance sheets of the Borrower and its Subsidiaries as of December 28, 1997 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 28, 1998 and related unaudited interim statements of income and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (p) No Material Adverse Change. Since December 28, 1997 (and with reference back to such date only), there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Loan made or Letter of Credit issued hereunder, the Borrower and each of its Subsidiaries will be Solvent.

         (r) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries referred to in Section 6.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except (i) financing statements filed to perfect those Liens permitted by Section 10.3 hereof and (ii) financing statements which relate solely to operating leases which have been filed for precautionary purposes.

         (t) Debt and Contingent Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $250,000. The Borrower and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto.

         (u) Litigation. Except for matters existing as of the Closing Date and set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (v) Absence of Defaults. No event has occurred or is continuing which
(i) constitutes a Default or an Event of Default, or (ii) constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect or which would require the Borrower or any of its Subsidiaries to make any payment thereunder in excess of $250,000 prior to the scheduled maturity date therefor.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or any of its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not materially misleading. The Borrower is not aware of any events or circumstances which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         (x) Minimum Adjusted EBITDA. As of the fiscal quarter ending June 28, 1998, Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date equals $28,040,000.

         (y) Year 2000. (a) Each of the Borrower and its Material Subsidiaries
(i) has initiated a review and assessment of all areas of its business and operations (including those affected by information received from suppliers and vendors) that may be adversely affected by a Year 2000 Problem, (ii) has developed or is in the process of developing a comprehensive and detailed strategic plan to address its Year 2000 Problem and will, on a timely basis (but in no event later than September 30, 1999), implement such plan and successfully eliminate any potential Year 2000 Problem, which, if not eliminated, could reasonably be expected to result in a Material Adverse Effect and (iii) reasonably believes that the necessary expenditure of capital and resources to eliminate any such Year 2000 Problem will not result in a Material Adverse Effect.

             (b) To the best knowledge of the Borrower (after due inquiry), each material supplier, vendor and customer of each of the Borrower and its Material Subsidiaries has eliminated, or will on a timely basis eliminate, its Year 2000 Problem.

             (c) "Year 2000 Problem" shall mean, with respect to any Person, the possibility that the computer applications and software programs used by such Person in the operation of its business will be unable to effectively process data including data fields requiring references to dates on and after January 1, 2000, and may experience or produce invalid or incorrect results or abnormal operation related to or as a result of the occurrence of such dates.

         SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties of the Borrower and its Subsidiaries contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1 Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. (Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower's quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter within the period specified above shall be deemed to be compliance by the Borrower with this Section 7.1(a)).

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety-five (95) days after the end of each Fiscal Year, an audited Consolidated balance sheet filed by the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. (Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower's annual report to the SEC on Form 10-K with respect to any fiscal year within the period specified above shall be deemed to be compliance by the Borrower with this Section 7.1(b)).

         (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries on a Consolidated basis for the ensuing Fiscal Year, such plan to be prepared in a manner consistent with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such Fiscal Year.

         SECTION 7.2 Officer's Compliance Certificate. At each time reports are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3 Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report;

         (b) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any of its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC (excluding any registration statement on Form S-8 or its equivalent);

         (c) Promptly but in any event within forty-five (45) days following each fiscal quarter end of the Borrower, a store performance summary setting forth per unit revenues, per unit EBITDA and per unit restaurant operating profits, substantially in the form of Exhibit H attached hereto; and

         (d) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.4 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after the chief executive officer, chief financial officer, Vice President of Operations or Vice President of Real Estate and Development of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which if determined adversely to the Borrower or such Subsidiary, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike against the Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $500,000 that may be assessed against the Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any material respect.

         SECTION 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate existence as a corporation, partnership or other applicable form of business entity and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation, partnership or other such entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and use reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws, and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws applicable to the Borrower and its Subsidiaries and the conduct of their respective business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required of the Borrower and its Subsidiaries under applicable Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws issued to the Borrower and its Subsidiaries, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's fees actually incurred, consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, and to the extent any of the following, individually or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date.

         SECTION 8.11 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, upon reasonable prior notice, during normal business hours and, so long as no Default or Event of Default shall have occurred and be continuing, at the sole cost of the Administrative Agent or such Lender, to (a) visit and inspect its properties;
(b) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12 Additional Subsidiaries. Upon the creation of any Material Subsidiary permitted by this Agreement or upon any Subsidiary becoming a Material Subsidiary, cause to be executed and delivered to the Administrative Agent within ten (10) Business Days after the creation of such Material Subsidiary or within ten (10) Business Days after the date upon which financial statements are required to be delivered pursuant to Section 7.1 which financial statements would evidence that a Subsidiary has become a Material Subsidiary, as applicable, (a) the joinder agreement attached to the Guaranty Agreement executed by such new Subsidiary, (b) a Pledge Agreement or a supplement to Pledge Agreement, as applicable, executed by the Borrower or the applicable Subsidiary pledging 100% of the capital stock or other ownership interests owned by the Borrower or the applicable Subsidiary of such new Material Subsidiary,
(c) the closing documents and certificates required of each Guarantor pursuant to Section 5.2(b) hereof with respect to such new Subsidiary and (d) such other documents reasonably requested by the Administrative Agent in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Guaranty Agreement and the capital stock or other ownership interests in such new Subsidiary shall be pledged pursuant to the applicable Pledge Agreement. Upon delivery to the Agent and the Lenders by the Borrower of the financial statements required to be delivered pursuant to Section 7.1, which financial statements evidence that a Subsidiary previously deemed to be a Material Subsidiary has ceased to be a Material Subsidiary, the Administrative Agent and the Lenders shall execute such release or cancellation documents necessary to evidence that such Subsidiary is no longer subject to such Loan Documents.

         SECTION 8.13 Year 2000 Compatibility. Take all actions reasonably necessary to assure that the Borrower's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrower's Year 2000 compatibility.

         SECTION 8.14 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender through the Administrative Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

         SECTION 9.1 Leverage Ratio. As of the end of any fiscal quarter, permit the ratio of (a) Consolidated Funded Debt as of such date to (b) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed the following ratios during the following periods:

                  Period                        Ratio

         From the Closing Date through
         and including 12/31/99             3.50 to 1.00

         From 1/1/00 through and
         including 9/30/01                  3.25 to 1.00

         From 10/01/01 through and
         including 12/31/02                 3.00 to 1.00

         From 1/1/03 and thereafter         2.75 to 1.00

         SECTION 9.2 Minimum Net Worth. Permit, at any time, Net Worth to be less than (a) the product of (i) $117,646,000 multiplied by (ii) 90% plus (b) 50% of cumulative quarterly Consolidated Net Income of the Borrower and its Subsidiaries commencing on June 29, 1998 (without deduction for any quarterly losses) plus (c) 100% of the Net Cash Proceeds of any equity issuance by the Borrower or any of its Subsidiaries subsequent to the Closing Date.

         SECTION 9.3 Fixed Charges Coverage Ratio. As of the end of any fiscal quarter, permit the ratio of (a) Adjusted EBITDA plus Rental Expense for the period of four (4) consecutive fiscal quarters ending on such date to (b) Fixed Charges for such period, to be less than the following ratios during the following time periods:

                  Period                             Ratio
                  ------                             -----
         From the Closing Date through
         and including 9/30/01                       2.00 to 1.00

         From 10/1/01 and thereafter                 1.10 to 1.00


         SECTION 9.4 Capital Expenditures. Permit Capital Expenditures plus the aggregate investments permitted by Sections 10.4(d) and (f) made by the Borrower and its Subsidiaries after the Closing Date (excluding any investment to the extent funded with the capital stock of the Borrower) to be greater than the following amounts in the aggregate during the following Fiscal Years:

                    Fiscal Year                     Capital Expenditures
                    -----------                     --------------------
                    1998 (including only the
                    portion  thereof remaining
                    after the Closing Date)         $ 35,000,000
                    1999                            $ 75,000,000
                    2000                            $ 90,000,000
                    2001                            $100,000,000
                    2002                            $ 80,000,000
                    2003                            $ 80,000,000


provided, that (a) investments in any single restaurant unit owned by a Non-Controlled Joint Venture shall not exceed $1,500,000, (b) investments in Non-Controlled Joint Ventures shall not exceed $22,500,000 in the aggregate on any date of determination and (c) in no event shall more than forty percent (40%) of aggregate Capital Expenditures permitted in any Fiscal Year be used for Capital Expenditures with respect to The Capital Grille and Bugaboo Creek Steak House restaurants, on a combined basis. For the purposes of this Section 9.4 "Non-Controlled Joint Venture" shall mean a joint venture in which the Borrower and its Subsidiaries do not own more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person.

         SECTION 9.5 Minimum Adjusted EBITDA. As of the end of any fiscal quarter, permit Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be less than: the product of (i) Adjusted EBITDA for the period of four (4) fiscal quarters ending prior to the commencement of such fiscal quarter multiplied by (ii) 90%.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

          SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent;

         (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 10.1 and the renewal and refinancing (but not the increase) thereof;

         (d) Debt of the Borrower and its Subsidiaries incurred in connection with Capital Leases in an aggregate amount not to exceed $20,000,000 on any date of determination;

         (e) purchase money Debt of the Borrower and its Subsidiaries in an aggregate amount not to exceed $500,000 on any date of determination;

         (f) Debt consisting of Contingent Obligations permitted by Section
10.2;

         (g) intercompany Debt permitted pursuant to Section 10.4(c);

         (h) Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary; provided, that (i) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist;

         (i) Debt incurred by the Borrower or one or more of its Subsidiaries in connection with the purchase of joint venture interests in Persons in which the Borrower and its Subsidiaries already own an equity interest in an aggregate amount not to exceed $4,000,000 on any date of determination; and

         (j) unsecured Debt not otherwise permitted hereunder in an aggregate amount not to exceed $500,000 on any date of determination;

provided, that none of the instruments or agreements evidencing the Debt permitted to be incurred by this Section shall, by covenant, subordination provisions or other agreement, restrict, limit or otherwise encumber the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

         SECTION 10.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (b) Contingent Obligations in an amount not to exceed $500,000 on any date of determination;

         (c) Contingent Obligations with respect to Debt permitted pursuant to
Section 10.1; and

         (d) Contingent Obligations existing on the Closing Date and not otherwise permitted under this Section 10.2, as set forth on Schedule 10.2.

         SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

         (f) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or any Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (so long as the Debt secured thereby shall have been assumed and is otherwise permitted under Section 10.1 or 10.2); provided, that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;



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

         (g) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3; and

         (h) Liens securing Debt permitted under Sections 10.1(d), (e) and (i); provided, that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed ninety percent (90%) of the original purchase price or lease payment amount of such property at the time it was acquired.

         SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

         (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.4;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (c) loans or advances by the Borrower or any Guarantor to any Subsidiary of the Borrower; provided, that the Borrower controls, either directly or indirectly, the ability of such Subsidiary to make payments to the Borrower or such Guarantor (in the form of dividends, intercompany advances, or otherwise);

         (d) investments by the Borrower or any of its Subsidiaries in joint ventures engaged in a business described in Section 8.10; provided, that the Borrower shall remain in compliance with Section 9.4;

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

         (e) loans by the Borrower to any Person with which the Borrower is diligently and in good faith negotiating a joint venture agreement in an aggregate amount not to exceed $2,000,000;

         (f) acquisitions of the capital stock or other ownership interests of any Subsidiary or Non-Controlled Joint Venture; provided, that such acquisitions are subject to the limitations contained in Section 9.4 and so long as no Default or Event of Default has occurred and is continuing or would result therefrom. If, after giving effect to any such acquisition relating to a Non-Controlled Joint Venture, it would become a Subsidiary, then (x) the limitations of clauses (a) and (b) of Section 9.4 shall not apply to such acquisition and (y) all amounts relating to acquisitions by the Borrower or any Subsidiary of the capital stock or other ownership interests of such Non-Controlled Joint Venture previously included when determining compliance with the limitations of such clauses shall be disregarded; and

         (g) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $500,000 at any time.

         SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Wholly-Owned Subsidiary of the Borrower may merge with the Borrower or any other Wholly-Owned Subsidiary of the Borrower; provided, that if a Guarantor is party to such merger such Guarantor or the Borrower shall be the surviving entity; and

         (b) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower; provided, that no Guarantor shall be wound-up into a Wholly-Owned Subsidiary which is not also a Guarantor.

         SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

         (c) the transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower pursuant to Section 10.5(b);

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (e) the transfer of assets by any Subsidiary who is not a Guarantor to any Wholly-Owned Subsidiary of the Borrower or to the Borrower;



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

         (f) (i) the sale, lease, assignment or transfer of restaurants by the Borrower or any Subsidiary thereof to any third party or non-Wholly-Owned Subsidiary; provided, that such sales, leases, assignments and transfers shall not exceed ten (10) restaurants in the aggregate and, in addition, (ii) the sale of The Capital Grille Restaurants and Bugaboo Creek Steak House restaurants so long as, with respect to each such concept, all of the restaurants within such concept are sold; provided, that with respect to both clauses (i) and (ii) above, (A) the Borrower shall have demonstrated, in form and substance satisfactory to the Administrative Agent, pro forma compliance with each of the covenants set forth in Article IX after giving effect to such sale or transfer and (B) the Aggregate Commitment shall be reduced in connection therewith as required pursuant to Section 2.6(b)(ii).

         SECTION 10.7 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided, that:

         (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

         (b) any Subsidiary may pay cash dividends or make cash distributions to the Borrower or any Guarantor;

         (c) the Borrower or any Subsidiary thereof may purchase joint venture interests to the extent permitted or required pursuant to any joint venture agreement to which such Person is a party; provided, that such acquisition would otherwise be permitted pursuant to Section 10.4(d);

         (d) the Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock in an aggregate amount not to exceed $5,000,000 (plus, at any time during the Revolving Credit Period, up to $5,000,000 of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any sale of assets permitted pursuant to Section 10.6 above); and

         (e) any Subsidiary may make cash distributions of its earnings to its equity holders; provided, that such distributions are made to each equity holder pro rata in accordance with its equity ownership interest.

         SECTION 10.8 Transactions with Affiliates. (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.



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

         SECTION 10.9 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.10 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         SECTION 10.11 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.2 or 7.4(e) or Articles IX or X (excluding Sections 10.8 and 10.9) of this Agreement .

         (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this

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
Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within ten (10) Business Days of the due date thereof.

         (g) Debt Cross-Default. The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $500,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

         (i) Change in Control. Any person or group of persons shall obtain "beneficial ownership" (within the meaning of Section 13 (d) of the Securities Exchange Act of 1934, as amended) in one or more series of transactions of more than thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $500,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. The Borrower or any Material Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.



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

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or Material Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Termination Event. The occurrence of any of the following events that, individually or in the aggregate, results in or could reasonably be expected to result in a Material Adverse Effect: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employer under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $500,000.

         (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year (excluding any amounts which the Borrower's insurance carrier has affirmatively agreed in writing are covered by insurance) shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

         SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

         SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:            Rare Hospitality International, Inc.
                                        8215 Roswell Road
                                        Bldg. #200
                                        Atlanta, Georgia 30350
                                        Attention:  W. Douglas Benn
                                        Telephone No.: (770) 551-5445
                                        Telecopy No.:  (770) 551-6685

         With copies to:                Alston & Bird LLP
                                        One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia 30309
                                        Attention: Paul Cushing
                                        Telephone No.: (404) 881-7578
                                        Telecopy No.:  (404) 881-4777

         If to First Union as           First Union National Bank
          Administrative Agent:         One First Union Center, TW-10
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0608
                                        Attention:  Syndication Agency Services
                                        Telephone No.:  (704) 374-2698
                                        Telecopy No.:  (704) 383-0288

                                        and

                                        First Union National Bank
                                        999 Peachtree Street, N.E.
                                        9th Floor
                                        Atlanta, Georgia  30309
                                        Attention: Portfolio Management
                                        Telecopy No.: (404) 827-7199


         If to any Lender:       To the Address set forth on Schedule 1 hereto


         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent actually incurred in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, Administrative Agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and during the continuance of any Event of Default, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         If any Lender (or assignee or participant) shall exercise any of the rights referred to in this Section, such Lender (or assignee) shall promptly notify the Borrower, all other Lenders and the Administrative Agent thereof; provided, that the failure to give such notice shall not result in any liability to such Lender or in any way affect the validity of the exercise of such right.

         SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.6 Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty
(120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8 Punitive Damages. The Administrative Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.10 Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

             (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

             (ii) if less than all of the assigning Lender's Commitment is to be assigned, neither the Commitment so assigned nor the Commitment retained shall be less than $5,000,000;

             (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

             (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

             (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                (i)     accept such Assignment and Acceptance;

                (ii) record the information contained therein in the Register;

                (iii) give prompt notice thereof to the Lenders and the Borrower; and

                (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

                (i) each such participation shall be in an amount not less than $5,000,000;

                (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

                (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority or to its auditors, attorneys or other professional advisors or representatives in connection with the transactions contemplated by the Loan Documents. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower or any of its Subsidiaries or Affiliates furnished to such Lender by or on behalf of the Borrower or any of its Subsidiaries or Affiliates; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree in writing with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower and any of its Subsidiaries and Affiliates received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below and in Section 2.8, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower and any Subsidiary party thereto; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation or any other amounts payable hereunder or under any other Loan Document, (c) reduce the rate or amount of interest or fees payable on any Loan or Reimbursement Obligation, (d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) waive or amend the provisions of Section 9.1, (f) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (g) release or permit the Borrower to assign any Guaranty Agreement or any material portion of the collateral (other than as specifically permitted or contemplated in this Agreement, the Guaranty Agreement or the applicable Pledge Agreement) or (h) amend the provisions of this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.12 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. [The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments.] No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.


                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                    RARE HOSPITALITY INTERNATIONAL, INC.,
                                    as Borrower

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    FIRST UNION NATIONAL BANK,
                                    as Administrative Agent, Lender, Swingline
                                    Lender and Issuing Lender


                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    BANKBOSTON, N.A., as Co-Agent and as Lender

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    FLEET NATIONAL BANK, as Co-Agent and as
                                    Lender

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    SOUTHTRUST BANK, N.A., as Lender

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    THE FUJI BANK, LIMITED, as Lender

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                    AMSOUTH BANK, as Lender

                                    By: /s/
                                       ---------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                   EXHIBIT A-1
                                   -----------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents

                          FORM OF REVOLVING CREDIT NOTE
                          -----------------------------

This is one of a series of notes that replaces but does not extinguish the obligations under those certain notes executed in connection with the Credit Agreement dated as December 18, 1996 by and among the Borrower and certain of its Subsidiaries, as borrowers, the lenders party thereto and the Administrative Agent, as agent.

                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$___________                                                    August __, 1998

         FOR VALUE RECEIVED, the undersigned, RARE HOSPITALITY INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the "Borrower"), hereby, promises to pay to the order of _______________________________ (the "Lender"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to [______________________] Dollars ($[___________]), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined herein) disbursed by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in
Article IV of the Credit Agreement.

         This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of August __, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement) by and among the Borrower, the financial institutions (the "Lenders") as are, or may from time to time become, party thereto, First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Revolving Credit Note, the determination of the interest rate borne by and fees payable in respect of this Revolving Credit Note, acceleration of the payment of this Revolving Credit Note upon the happening of certain stated events and the mandatory repayment of this Revolving Credit Note under certain circumstances.

         The Borrower agrees to pay on demand all actual costs of collection, including reasonable attorneys' fees, if any part of this Revolving Credit Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS REVOLVING CREDIT NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

         The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                        RARE HOSPITALITY INTERNATIONAL, INC.
[CORPORATE SEAL]

                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------

                                   EXHIBIT A-2
                                   -----------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents

                             FORM OF SWINGLINE NOTE
                             ----------------------

                                 SWINGLINE NOTE


$5,000,000                                                      August __, 1998


         FOR VALUE RECEIVED, the undersigned, RARE HOSPITALITY INTERNATIONAL, INC., a corporation organized under the laws of Georgia (the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the principal amount of all Swingline Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated or otherwise modified, the "Credit Agreement") among the Borrower, the Lenders who are or may become a party thereto (collectively, the "Lenders"), First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

         This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

         THIS SWINGLINE NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         The Debt evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

         IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.


                                            RARE HOSPITALITY INTERNATIONAL, INC.

[CORPORATE SEAL]

                                            By:
                                                -------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------

                                    EXHIBIT B
                                    ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents


                           FORM OF NOTICE OF BORROWING
                           ---------------------------

                               NOTICE OF BORROWING


First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services


Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you under Section 2.3(a) of the Amended and Restated Credit Agreement dated as of August __, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Rare Hospitality International, Inc., a Georgia corporation (the "Borrower") the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents.

         1. The Borrower, hereby requests that the Lenders make a [Revolving Credit Loan] [Swingline Loan] in the aggregate principal amount of $___________ (the "Loan").(1)

         2. The Borrower, hereby requests that such Loan be made on the following Business Day: _____________________.(2)

         3. In the case of a Revolving Credit Loan, the Borrower, hereby requests that such Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                                                       Termination Date for
                                                           Interest Period             Interest Period
Component of Loan                    Interest Rate         (if applicable)             (if applicable)
-----------------                    -------------         ---------------             --------------------

                               [Base Rate or LIBOR Rate]


-----------------------
(1) Complete with an amount in accordance with Section 2.3(a) of the Credit Agreement.
(2) Complete with a Business Day in Accordance with Section 2.3(a) of the Credit Agreement.

         4. The Available Amount equals the lesser of:

            (a) the Aggregate Commitment; and

            (b) (i) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters then most recently ended: ________________ multiplied by three (3); minus

                (ii) all Funded Debt of the Borrower and its Subsidiaries excluding Subordinated Debt and Debt under the Credit
                      Agreement: ______________.

                (iii) 4(i) minus 4(ii): __________.

            (c) Available Amount: The lesser of: 4(a) and 4(b)(iii)
                ______________.

            (d) Extensions of Credit permitted to be requested pursuant to this
                Notice of Borrowing:

                (i)   the Available Amount: __________; minus

                (ii) the current outstanding Extensions of Credit which will not be repaid with the requested Extensions of Credit hereunder: _____________

                (iii) Amount permitted to be requested pursuant to this Notice of Borrowing ((d)(i) minus (d)(ii)): ___________.

         5. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         6. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

         7. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this ____ day of _______, ____.


                                           RARE HOSPITALITY INTERNATIONAL, INC.,
                                           as Borrower



                                           By:
                                               --------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------

                                   EXHIBIT C
                                    ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents


                      FORM OF NOTICE OF ACCOUNT DESIGNATION
                      -------------------------------------

                          NOTICE OF ACCOUNT DESIGNATION

                            Dated as of:
                                         ------------

First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services


Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you under Section 2.3(b) of the Amended and Restated Credit Agreement dated as of August __, 1998 (as amended, restated or otherwise modified, the "Credit Agreement") by and among Rare Hospitality International, Inc., a corporation organized under the laws of Georgia (the "Borrower"), the Lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents.

         1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                        -------------------------------
                        ABA Routing Number
                                           -------------
                        Account Number
                                       -----------------

         2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

         3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of ____________, ____.


                                           RARE HOSPITALITY INTERNATIONAL, INC.,
                                           as Borrower


                                           By:
                                               --------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                     --------------------------

                                    EXHIBIT D
                                    ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents

                          FORM OF NOTICE OF PREPAYMENT
                          ----------------------------

                              NOTICE OF PREPAYMENT


First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services


Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you by Rare Hospitality International, Inc. (the "Borrower") under Section 2.4(c) of the Amended and Restated Credit Agreement dated as of August __, 1998, as amended, restated or otherwise modified, (the "Credit Agreement"), by and among the Borrower, the Lenders party thereto, First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents.

         1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:
____________________.(1)

         2.       The Loan to be prepaid is a [check each applicable box]

                  -   Swingline Loan

                  -   Revolving Credit Loan

         3. The Borrower shall repay the above-referenced Loans on the following Business Day: _______________. (2)

         4. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

--------------------

(1) Complete with an amount in accordance with Section 2.4 of the Credit Agreement.
(2) Complete with a Business Day in accordance with Section 2.4 of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this ____ day of _______, ____.


                                           RARE HOSPITALITY INTERNATIONAL, INC.,
                                           as Borrower


                                           By:
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                    EXHIBIT E
                                    ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents



                    FORM OF NOTICE OF CONVERSION/CONTINUATION
                    -----------------------------------------

                        NOTICE OF CONVERSION/CONTINUATION

                           Dated as of:
                                        --------------

First Union National Bank,
   as Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attention:  Syndication Agency Services


Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Amended and Restated Credit Agreement dated as of August __, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Rare Hospitality International, Inc., a Georgia corporation (the "Borrower"), the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents.

         1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

                  - Converting all or a portion of a Base Rate Loan into a LIBOR
                    Rate Loan

                  (a) The aggregate outstanding principal balance of such Loan is $_______________.

                  (b) The principal amount of such Loan to be converted is $________________.

                  (c) The requested effective date of the conversion of such Loan is _______________.

                  (d) The requested Interest Period applicable to the converted Loan is _______________.

                  - Converting a portion of LIBOR Rate Loan into a Base Rate
                    Loan

                  (a) The aggregate outstanding principal balance of such Loan is $_______________.

                  (b) The last day of the current Interest Period for such Loan is _______________.

                  (c) The principal amount of such Loan to be converted is $_________________.

                  (d) The requested effective date of the conversion of such Loan is _______________.

                  - Continuing all or a portion of a LIBOR Rate Loan as a LIBOR
                    Rate Loan

                  (a) The aggregate outstanding principal balance of such Loan is $_______________.

                  (b) The last day of the current Interest Period for such Loan is _______________.

                  (c) The principal amount of such Loan to be continued is $________________.

                  (d) The requested effective date of the continuation of such Loan is _______________.

                  (e) The requested Interest Period applicable to the continued Loan is _______________.

         2. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

         4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of __________, ____.


                                           RARE HOSPITALITY INTERNATIONAL, INC.,
                                           as Borrower


                                           By:
                                               --------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                     --------------------------

                                    EXHIBIT F
                                    ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents


                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE
                    ----------------------------------------

                        OFFICER'S COMPLIANCE CERTIFICATE


         The undersigned, on behalf of Rare Hospitality International, Inc., a corporation organized under the laws of Georgia (the "Borrower"), hereby certifies to First Union National Bank, as Administrative Agent (the "Administrative Agent"), as follows:

         1. This Certificate is delivered to you pursuant to Section 7.2 of the Amended and Restated Credit Agreement dated as of August __, 1998 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Borrower, the lenders party thereto (the "Lenders"), the Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower and its Subsidiaries have taken, are taking and propose to take with respect thereto]].

         4. The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Borrower and its Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.


                            [Signature Page Follows]

         WITNESS the following signature as of the _____ day of _________, ____.


                                           RARE HOSPITALITY INTERNATIONAL, INC.,
                                           as Borrower


                                           By:
                                              ---------------------------------
                                              Name:
                                                    ---------------------------
                                              Title:
                                                     --------------------------

                                   Schedule 1
                                   ----------
                                       to
                        Officer's Compliance Certificate


A.   Leverage Ratio (Section 9.1)

         1.       Consolidated Funded Debt of the Borrower and its Subsidiaries
                  as of the immediately preceding fiscal quarter end                       1
                                                                                            ------------------------

         2. Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end

                  (a)      Net Income for such period                                   2(a)
                                                                                            ------------------------

                  (b)      Plus: The sum of the following for such period to the
                           extent deducted in the determination of such Net
                           Income: (i) income and franchise taxes, (ii) Interest
                           Expense, (iii) amortization, depreciation and other
                           non-cash charges (including amortization of goodwill,
                           transaction expenses, covenants not to compete and
                           other intangible assets), (iv) pre-opening costs
                           required to be expensed for fiscal years beginning
                           after December 15, 1998, in accordance with FASB
                           regulations (Pre-Opening Costs) (including, without
                           limitation, the one time write-off of previously
                           capitalized pre-opening costs not to exceed
                           $2,500,000) and (v) with respect to the fiscal
                           quarters ending June 28, 1998 and September 29, 1998,
                           a charge which relates to FASB 121 equal to
                           $18,040.776                                                  2(b)
                                                                                            ------------------------

                  (c)      Less: any items of gain (or plus any non-cash items
                           of loss) which were included in determining Net
                           Income and were not realized in the ordinary course
                           of business                                                  2(c)
                                                                                            ------------------------

                  (d)      Add lines 2(a) and 2(b) and subtract (or add) line
                           2(c)                                                         2(d)
                                                                                            ------------------------

         3.       Leverage Ratio: Divide line 1 by line 2(d)                               3
                                                                                            ------------------------

         4.       Maximum Leverage Ratio permitted by Section 9.1 as of the date
                  hereof                                                                   4
                                                                                            ------------------------

B.       Minimum Net Worth (Section 9.2)

         1.       Actual Net Worth as of 6/28/98 as reflected on the Borrower's financial statements delivered pursuant to Section 6.1(o)
                  multiplied by 90%                                                        1
                                                                                            ------------------------

         2. Minimum Consolidated Net Worth: The sum of the following as of such fiscal quarter end

                  (a)      50% of cumulative quarterly Consolidated Net Income
                           of the Borrower and its Subsidiaries as of such
                           fiscal quarter end commencing June 29, 1998 (without
                           deduction for any quarterly losses)                          2(a)
                                                                                            ------------------------

                  (b)      100% of the aggregate Net Cash Proceeds of any equity
                           issuance of the Borrower or any of its Subsidiaries
                           as of such fiscal quarter end received after the
                           Closing Date                                                 2(b)
                                                                                            ------------------------

                  (c)      Add lines 2(a) and 2(b)                                       2(c)
                                                                                             -----------------------

         3.       Minimum Net Worth: Add line 1 plus Line 2(c)                              3
                                                                                             -----------------------

         4.       Net Worth                                                                 4
                                                                                             -----------------------

C.       Fixed Charges Coverage Ratio (Section 9.3)

         1.       Adjusted EBITDA of the Borrower and its Subsidiaries for the
                  period of four (4) consecutive fiscal quarters ending on such fiscal quarter end (see Leverage ratio line 2(d)) plus Rental
                  Expense for the period of four (4) consecutive fiscal quarters
                  ending on such fiscal quarter end                                         1
                                                                                             -----------------------

         2. Fixed Charges of the Borrower and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end:

                  (a)      Interest Expense                                             2(a)
                                                                                            ------------------------

                  (b)      Rental Expense                                               2(b)
                                                                                            ------------------------

                  (c)      Scheduled principal payments with regard to Funded
                           Debt which matures (or the maturity of which may, at
                           the option of the Borrower, be extended so that it
                           matures) more than one year after the date of such
                           calculation                                                  2(c)
                                                                                            ------------------------

                  (d)      Fixed Charges: Add Line 2(a) plus 2(b) plus 2(c)             2(d)
                                                                                            ------------------------

         3.       Fixed Charges Coverage Ratio (Divide Line 1 by Line 2(d))                3
                                                                                            ------------------------

         4.       Minimum Fixed Charge Coverage Ratio permitted by Section 9.3
                  as of the date hereof                                                    4
                                                                                            ------------------------

D.       Capital Expenditures (Section 9.4)

         1.       (a)      Capital Expenditures for the previous Fiscal Year (or,
                           with respect to Fiscal Year 1998, the portion thereof
                           remaining after the Closing Date)                            1(a)
                                                                                            ------------------------

                  (b)      plus the aggregate investments permitted by Sections
                           10.4(d) and (f) made by the Borrower and its
                           Subsidiaries after the Closing Date (excluding any
                           investment to the extent funded with the capital
                           stock of the Borrower)                                       1(b)
                                                                                            ------------------------

                  (c)      Total of 1(a) and 1(b)                                       1(c)
                                                                                            ------------------------

                  (d)      Maximum investment in any single restaurant unit
                           owned by a Non-Controlled Joint Venture                      1(d)
                                                                                            ------------------------

                  (e)      Aggregate investments in Non-Controlled Joint
                           Ventures                                                     1(e)
                                                                                            ------------------------

                  (f)      Capital Expenditures with respect to The Capital
                           Grille and Bugaboo Creek Steak House restaurants for
                           the previous Fiscal Year                                     1(f)
                           (Fiscal Year calculation only)                                   ------------------------

                  (g)      Compute 1(f) as a percentage of 1(c)                         1(g)
                                                                                            ------------------------

         2.       (a)      Maximum Capital Expenditures permitted pursuant to
                           Section 9.4 (see Line 1(c)):

                                Fiscal Year                      Capital Expenditures
                                -----------                      --------------------

                                    1998                             $ 35,000,000
                                    1999                             $ 75,000,000
                                    2000                             $ 90,000,000
                                    2001                             $100,000,000
                                    2002                             $ 80,000,000
                                    2003                             $ 80,000,000

                  (b) Investments in any single restaurant unit owned by a Non-Controlled Joint Venture shall not exceed $1,500,000 (see Line 1(d))

                  (c) Investments in Non-Controlled Joint Ventures shall not exceed $22,500,000 in the aggregate on any date of determination (See Line 1(e))

                  (d) No more than 40% of aggregate Capital Expenditures permitted in any Fiscal Year shall be used for Capital Expenditures with respect to The Capital Grille and Bugaboo Creek Steak House restaurants on a combined basis (See Line 1(g))

E.       Minimum Adjusted EBITDA:

         1.       Adjusted EBITDA of the Borrower and its Subsidiaries for the
                  period of four (4) consecutive fiscal quarter ending on such
                  fiscal quarter end (see Leverage Ratio line 2(d))                        1 __________________


         2.       Minimum Adjusted EBITDA:

                  (a)      As of the end of any fiscal quarter, the product of
                           (i) Adjusted EBITDA for the period of four (4)
                           consecutive fiscal quarters ending prior to the
                           commencement of such fiscal quarter multiplied by
                           (ii) 90%                                                     2(a)
                                                                                            ------------------------

F.       Applicable Margin

         1.       Adjusted Leverage Ratio (from line G3)                                   1
                                                                                            ------------------------

         2.       Applicable Margin per Section 4.1(c)                                     2
                                                                                            ------------------------

G.       Adjusted Leverage Ratio

         1.       Consolidated Funded Debt of the Borrower and its Subsidiaries
                  as of the immediately preceding fiscal quarter end excluding the initial $10,000,000 of obligations incurred in connection with Capital Leases of real property associated with The
                  Capital Grille restaurants entered into after the Closing Date           1
                                                                                            ------------------------

         2.       Adjusted EBITDA for the period of four (4) consecutive fiscal
                  quarters ending on such date (from Line A2.d.)                           2
                                                                                            ------------------------

         3.       Adjusted Leverage Ratio (divide line 1 by line 2)                        3
                                                                                            ------------------------

                                   EXHIBIT G
                                   ---------
                                       to
                      Amended and Restated Credit Agreement
                          dated as of August __, 1998,
                                  by and among
                      Rare Hospitality International, Inc.,
                                  as Borrower,
                           the Lenders party thereto,
                           First Union National Bank,
                            as Administrative Agent,
                                       and
                    BankBoston, N.A. and Fleet National Bank,
                                  as Co-Agents


                        FORM OF ASSIGNMENT AND ACCEPTANCE
                        ---------------------------------

                            ASSIGNMENT AND ACCEPTANCE

                             Dated as of:
                                          ---------

     Reference is made to the Amended and Restated Credit Agreement dated as of August __, 1998 as amended, restated or otherwise modified (the "Credit Agreement") by and among Rare Hospitality International, Inc., a Georgia corporation (the "Borrower"), the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent and BankBoston, N.A. and Fleet National Bank, as Co-Agents. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

            (the "Assignor") and         (the "Assignee") agree as follows:
  ----------                     --------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest in and to all of the Assignor's interest, rights and obligations with respect to its Commitment and Revolving Credit Loans (including such percentage of the outstanding Swingline Loans and outstanding L/C Obligations) and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by,
Section 13.10 of the Credit Agreement.

     2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balances of its Revolving Credit Loans (including its Commitment Percentage of the outstanding Swingline Loans and outstanding L/C Obligations) (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Revolving Credit Note for new Revolving Credit Notes payable to each of the Assignor and the Assignee as follows:

         Revolving Credit Note
         Payable to the Order of:                    Principal Amount of Note:
         ------------------------                    -------------------------
                                                     $
         -----------                                  ---------
                                                     $
         -----------                                  ---------


     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender;
(vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 13.10(g) of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the two forms required by Section 4.11(e) of the Credit Agreement (if not previously delivered).

     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrower and the Administrative Agent and acceptance and recording in the Register.

     5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and

Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                    ASSIGNOR:

                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

                                    ASSIGNEE:

                                    -------------------------------------------


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

Acknowledged and Consented to on behalf of the Borrower:(1)

RARE HOSPITALITY INTERNATIONAL, INC.,


By:
    -----------------------------------
    Name:
          -----------------------------
    Title:
           ----------------------------


Consented to and Accepted:

FIRST UNION NATIONAL BANK,
 as Administrative Agent

By:
   ------------------------------------
   Name:
         ------------------------------
   Title:
          -----------------------------

---------------------------------
(1)      If applicable pursuant to Section 13.10.

                                   Schedule I
                                       to
                            Assignment and Acceptance


1.       Effective Date
                                                                                                 ------------, ----
2.       Assignor's Interest
         Prior to Assignment

         (a)      Commitment Percentage                                                                           %
                                                                                                            -------

         (b)      Outstanding balance of Revolving Credit Loans                                  $
                                                                                                  -----------------

         (c)      Outstanding balance of
                  (i)      Assignor's Commitment
                           Percentage of the L/C Obligations                                     $
                  (ii)     Assignor's Commitment                                                  -----------------
                           Percentage of the Swingline Loans                                     $
                                                                                                  -----------------

3.       Assigned Interest (from Section 1) of Revolving Credit Loans                                             %
                                                                                                            -------

4.       Assignee's Extensions of Credit
         After Effective Date

         (a)      Total Outstanding balance of
                  Assignee's Revolving Credit Loans
                  (line 2(b) times line 3)                                                       $
                                                                                                  ----------------

         (b)      Total Outstanding balance of
                  Assignee's Revolving Credit
                  Commitment Percentage
                  of the L/C Obligations
                  (line 2(c)(i) times line 3)                                                    $
                                                                                                  ----------------

         (c)      Total Outstanding balance of
                  Assignee's Revolving Credit
                  Commitment Percentage of the
                  Swingline Loans
                  (line 2(c)(ii) times line 3)                                                   $
                                                                                                  -----------------


5.       Retained Interest of Assignor after
         Effective Date

         (a)      Retained Interest (from Section 1) of
                  Commitment Percentage                                                                           %
                                                                                                            -------

         (b)      Outstanding balance of Assignor's Revolving
                  Credit Loans
                  (line 2(b) times line 5(a))                                                    $
                                                                                                  ----------------

         (c)      Outstanding balance of Assignor's
                  Commitment Percentage of L/C Obligations
                  (line 2(c)(i) times line 5(a))                                                 $
                                                                                                  ----------------

         (d)      Outstanding balance of Assignor's
                  Commitment Percentage
                  of Swingline Loans
                  (line 2(c)(ii) times line 5(a))                                                $
                                                                                                  ----------------

6.       Payment Instructions

         (a)      If payable to Assignor,
                  to the account of Assignor to:


                  -----------------------------------------------------

                  -----------------------------------------------------
                  ABA No.:
                          ---------------------------------------------
                  Account Name:
                              -----------------------------------------
                  Acct. No.:
                             ------------------------------------------
                  Attn:
                       ------------------------------------------------
                  Ref:
                      -------------------------------------------------

         (b)      If payable to Assignee, to the account of Assignee to:

                  -----------------------------------------------------
                  ABA No.:
                          ---------------------------------------------
                  Account Name:
                               ----------------------------------------
                  Account No.:
                               ----------------------------------------
                  Ref:
                      -------------------------------------------------

                                   Schedule 1
                            (Lenders and Commitments)

----------------------------------------------------------------------------------------------------------------------
                      LENDER                                COMMITMENT                       COMMITMENT
                                                            PERCENTAGE
----------------------------------------------------------------------------------------------------------------------
First Union National Bank
One First Union Center, TW-10
301 South College Street                                        25%                          $25,000,000
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.:  (704) 374-2698
Telecopy No.:  (704) 383-0288

----------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.
100 Federal Street, 01-09-05
Boston, MA  02110                                               20%                          $20,000,000
Attention:  Michele Kapinos
Telephone No.:  (617) 434-4039
Telecopy No.: (617) 434-9933

----------------------------------------------------------------------------------------------------------------------
Fleet National Bank
111 Westminster Street
Providence, RI  02903                                           20%                          $20,000,000
Attention:  Grace Bento
Telephone No.:  (401) 278-3447
Telecopy No.:  (401) 278-3431

----------------------------------------------------------------------------------------------------------------------

SouthTrust Bank, N.A.
One Georgia Center, PT007
600 West Peachtree Street, NW                                   15%                          $15,000,000
Atlanta, GA  30308
Telephone No.:  (404) 853-5757
Telecopy No.:  (404) 853-5766

----------------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited
Two World Trade Center
New York, NY  10048                                             10%                          $10,000,000
Attention:  Tina Catapano
Telephone No.:  (212) 898-2099
Telecopy No.:  (212) 488-8216

---------------------------------------------------------------------------------------------------------------------
South Bank
1900 5th Avenue, North, AST-7
Birmingham, AL  35203                                           10%                          $10,000,000
Attention:  Mashika Myhand
Telephone No.:  (205) 581-7015
Telecopy No.:  (205) 583-4435

---------------------------------------------------- -------------------------- --------------------------------------

                                  SCHEDULE 1.2

                                LETTERS OF CREDIT

1. Irrevocable Standby Letter of Credit No. S136740 in favor of Saul Subsidiary II Limited Partnership issued November 12, 1997, expiring on December 1, 1999 for the account of Capital Grille of Washington, Inc. in the aggregate maximum amount of $450,000.00.

2. Irrevocable Standby Letter of Credit No. S136741 in favor of Hartford Fire Insurance Company issued November 12, 1997, expiring on December 1, 1999 for the account of Rare Hospitality International, Inc. in the aggregate maximum amount of $350,000.00.

3. Irrevocable Standby Letter of Credit No. S108861 in favor of Fireman's Fund Insurance Company, Novato, California, issued December 11, 1996, expiring on August 1, 1999 for the account of Rare Hospitality International, Inc. in the aggregate maximum amount of $652,704.00.

                                  SCHEDULE 1.3

                                PLEDGED ENTITIES


Bugaboo Creek Steak House, Inc.